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                                                                     EXHIBIT 4.9

                                  $325,000,000

                         CENTENNIAL COMMUNICATIONS CORP.

                      CENTENNIAL CELLULAR OPERATING CO. LLC

                     CENTENNIAL PUERTO RICO OPERATIONS CORP.

                          8-1/8% SENIOR NOTES DUE 2014

                               PURCHASE AGREEMENT

January 16, 2004

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                                                                January 16, 2004

Lehman Brothers Inc.
Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

         - and -

c/o Credit Suisse First Boston LLC
11 Madison Avenue
New York, New York 10110-3629

Dear Sirs and Mesdames:

                  Centennial Communications Corp., a Delaware corporation (the "COMPANY"), Centennial Cellular Operating Co. LLC, a wholly-owned subsidiary of the Company and a limited liability company organized under the laws of the state of Delaware ("CENTENNIAL CELLULAR"), and Centennial Puerto Rico Operations Corp., a wholly-owned subsidiary of the Company and a Delaware corporation ("CENTENNIAL PR", and together with the Company and Centennial Cellular, the "ISSUERS"), propose to issue and sell (the "OFFERING") to the several purchasers named in Schedule I hereto (the "INITIAL PURCHASERS") $325,000,000 principal amount of its 8-1/8% Senior Notes due 2014 (the "SECURITIES") to be issued pursuant to the provisions of an Indenture dated as of February 9, 2004 (the "INDENTURE") among the Issuers and U.S. Bank National Association, trustee (the "TRUSTEE").

                  The Securities will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act ("REGULATION S").

                  The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement, dated as of February 9, 2004 and substantially in the form attached hereto as Exhibit A, among the Issuers and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

                  Concurrently with this Offering, and as a condition of the consummation of this Offering, Centennial Cellular and Centennial PR, as borrowers, and the Company and its direct and indirect domestic subsidiaries, as guarantors, will enter into a senior secured facility with Credit Suisse First Boston LLC (acting through one or more of its affiliates), as administrative agent and lender, and certain other lenders, providing for approximately $150,000,000 in

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revolving credit borrowings and approximately $600,000,000 in term borrowings, and, under certain circumstances, approximately an additional $250,000,000 through one or more additional term loan or revolving credit borrowings (the "NEW CREDIT FACILITY"). Term loan borrowings under the New Credit Facility along with proceeds of this Offering will be immediately used to repay all borrowings under the Amended and Restated Credit Agreement, dated as of February 29, 2000, as amended, among Centennial Cellular and Centennial PR, as borrowers, the Company and certain subsidiaries of the Company, as guarantors, and Banc of America, N.A., as Administrative Agent, and lenders thereto (the "EXISTING CREDIT FACILITY"), all amounts outstanding under the Company's unsecured subordinated notes due 2009 (the "MEZZANINE DEBT") and, following the completion of the Offering, to redeem $70,000,000 of principal amount of the senior subordinated notes due 2008 issued by the Company and Centennial Cellular.

                  In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including a description of the terms of the Securities, the terms of the offering and a description of the Company. As used herein, the term "Memorandum" shall include in each case any documents that may be incorporated by reference therein, if any. The terms "supplement", "amendment" and "amend" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                  1. Representations and Warranties. The Company, Centennial Cellular and Centennial PR, jointly and severally, represent and warrant to, and agree with, you that:

                  (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Preliminary Memorandum does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through you expressly for use therein.

                  (b) Each of the Company and Centennial PR has been duly incorporated, are validly existing and in good standing under the laws of the State of Delaware and Centennial Cellular has been duly formed, is validly existing and is a limited liability company in good standing under the laws of the jurisdiction of its formation. Each of the Company, Centennial Cellular and Centennial PR have the power and authority to own their property and to conduct their business as described in each Memorandum and are

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         duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of their business or their ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Issuers and their subsidiaries, taken as a whole.

                  (c) Each direct or indirect subsidiary of the Company, Centennial Cellular or Centennial PR having an aggregate net book value of assets in excess of 10% of the total assets of the Issuers and their subsidiaries on a consolidated basis (each, a "SIGNIFICANT SUBSIDIARY"; for purposes of this Agreement, Centennial Cellular and Centennial PR shall be deemed to be Significant Subsidiaries of the Company) has been duly formed or incorporated, as the case may be, is validly existing as a corporation, partnership or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation or incorporation, has the power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Issuers and their subsidiaries, taken as a whole; all of the membership interests of Centennial Cellular have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company; except as described in the Memorandum, all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, Centennial Cellular or Centennial PR, free and clear of all liens, encumbrances, equities or claims (other than Permitted Liens, as defined in the Indenture). As used in this Agreement, "subsidiary" or "subsidiaries" shall mean both direct and indirect subsidiaries of an entity. There are no other Significant Subsidiaries of the Company other than those listed on Schedule II.

                  (d) This Agreement has been duly authorized, executed and delivered by each of the Company, Centennial Cellular and Centennial PR.

                  (e) The Company's authorized equity capitalization is as set forth in the Final Memorandum; the outstanding shares of common stock of the Company and each of the Significant Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable.

                  (f) The Securities have been duly authorized by each of the Company, Centennial Cellular and Centennial PR, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of each of the Company, Centennial Cellular and Centennial PR, enforceable in accordance with their terms, subject to the effects of
         (i) bankruptcy, insolvency, arrangement, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors generally (including without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii)

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         general principles of equity , including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforcement is considered in a proceeding in equity or at law ((i) and (ii) collectively, the "BANKRUPTCY AND EQUITY EXCEPTIONS"and will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

                  (g) The Indenture has been duly authorized by each of the Company, Centennial Cellular and Centennial PR, and, when executed and delivered by each of the Company, Centennial Cellular and Centennial PR, will be a valid and binding agreement of each of the Company, Centennial Cellular and Centennial PR, enforceable in accordance with its terms, subject to the effects of the Bankruptcy and Equity Exceptions.

                  (h) The Registration Rights Agreement has been duly authorized by each of the Company, Centennial Cellular and Centennial PR, and, when executed and delivered by each of the Company, Centennial Cellular and Centennial PR, will be a valid and binding agreement of the Company, Centennial Cellular and Centennial PR, enforceable in accordance with its terms, subject to the effects of Bankruptcy and Equity Exceptions.

                  (i) (A) The execution and delivery by each of the Company, Centennial Cellular and Centennial PR of, and the performance by each of the Company, Centennial Cellular and Centennial PR of their respective obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities and the issuance, sale and delivery of the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws or other governing documents of each of the Company, Centennial Cellular or Centennial PR or any of their subsidiaries, or contravene any agreement or other instrument binding upon the Company, Centennial Cellular, Centennial PR or any of their subsidiaries that is material to the Issuers and their subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, Centennial Cellular, Centennial PR or any subsidiary, and (B) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuers of their obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Securities or the issuance, sale and delivery of the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Issuers' obligations under the Registration Rights Agreement, except in each case in this clause (B) to the extent such would not reasonably be expected to have a material adverse effect on the Issuers and their subsidiaries, taken as a whole or to the extent such consents, approvals or authorizations are to obtained on the Closing Date.

                  (j) Deloitte & Touche LLP, the certified public accountants who have certified the consolidated financial statements, together with related schedules and notes, included in the Preliminary Memorandum and the Final Memorandum are independent public accountants with respect to the Issuers within the meaning of Regulation S-X of the Securities Act.

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                  (k)      The consolidated financial statements, together with
         related schedules and notes, included in the Preliminary Memorandum and the Final Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial condition, results of operations, cash flows and stockholders' equity of the Company and its subsidiaries on the basis stated in the Final Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial information and data set forth in the Preliminary Memorandum and the Final Memorandum (and any amendment or supplement thereto) is presented fairly and is prepared on a basis consistent with the audited financial statements included in the Preliminary Memorandum and the Final Memorandum.

                  (l) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; since the date of the filing of the Company's Quarterly Report on Form 10-Q for the most recent quarter ended for which filings shall have been made, the Company's auditors and the Audit Committee of the board of directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties or operations of the Issuers and their subsidiaries, taken as a whole from that set forth in the Final Memorandum.

                  (n) There are no legal or governmental proceedings (including, without limitation, those of the Federal Communications Commission or any state, local or commonwealth communications agency or commission) pending or to our knowledge threatened to which the Company, Centennial Cellular, Centennial PR or any of their subsidiaries is a party or to which any of the properties of the Company, Centennial Cellular, Centennial PR or any of their subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and other than proceedings that would not reasonably be expected to have a material adverse effect on the Issuers and their subsidiaries, taken as a whole, or on the power or ability of the Issuers and Centennial PR to perform their respective obligations under this Agreement, the Indenture, the Registration Rights Agreement and the Securities or to consummate the transactions contemplated by each such agreement, or to apply the net proceeds of the issuance of the Securities as described in the Final Memorandum under the caption "Use of Proceeds".

                  (o) Each of the Company, Centennial Cellular, Centennial PR and their Significant Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Issuers and their subsidiaries, taken as a whole.

                  (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Issuers and their subsidiaries, taken as a whole.

                  (q) None of the Company, Centennial Cellular, or Centennial PR is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (r) The Issuers and their Significant Subsidiaries have all necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all declarations and filings with, all federal, state, local, foreign supranational, national, regional and other governmental authorities and all courts and tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Final Memorandum, except to the extent the failure to do so would not reasonably be expected to have a material adverse effect on the Company, Centennial Cellular, Centennial PR and their Significant Subsidiaries taken as a whole; and none of the Company, Centennial Cellular, Centennial PR or any of their Significant Subsidiaries has received any notice of proceedings relating to revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company, Centennial Cellular, Centennial PR or any of their subsidiaries in violation of, or in default under, any federal, state, local, foreign supranational, national or regional law, regulation, rule, decree, order or judgment applicable to the Company, Centennial Cellular, Centennial PR or any of their subsidiaries the effect of which, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company, Centennial Cellular, Centennial PR

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         and their Significant subsidiaries, taken as a whole, except as described in the Final Memorandum.

                  (s) None of the Company, Centennial Cellular, Centennial PR or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company, Centennial Cellular or Centennial PR has directly, or through any agent (other than the Initial Purchasers as to which no representation is made), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sell the Securities by any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (t) None of the Company, Centennial Cellular, Centennial PR, their Affiliates or any person acting on any of their behalf (other than the Initial Purchasers as to which no representation is made) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Issuers and their Affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

                  (u) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (v) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

                  (w) The Indenture and the Securities will conform in all material respects to the description thereof contained in the Final Memorandum under the heading "Description of the Senior Notes".

                  (x) The Issuers and each of their Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Issuers reasonably believe are prudent and customary in the businesses in which they are engaged; none of the Company, Centennial Cellular, Centennial PR or any such subsidiary has been refused any insurance coverage sought or applied for, except for any such refusal that would not reasonably be expected to have a material adverse effect on the Issuers and their subsidiaries, taken as a whole; and none of the Company, Centennial Cellular, Centennial PR or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Issuers and their subsidiaries, taken as a whole, except as described in the Final Memorandum.

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                  (y)      The Issuers and each of their subsidiaries keep
         accurate books and records reflecting their respective assets and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (z) No labor dispute with the employees of the Company, Centennial Cellular, Centennial PR or their Significant Subsidiaries exists or, to the knowledge of the Issuers, is imminent; none of the Company, Centennial Cellular, Centennial PR or any of their subsidiaries is aware of any existing or imminent labor disturbance by the employees of any of the Company's, Centennial Cellular's, Centennial PR's or any of their subsidiaries' principal suppliers, manufacturers, customers or contractors which, in either case, would reasonably be expected to result in a material adverse effect on the Issuers and their subsidiaries, taken as a whole, except as described in the Final Memorandum.

                  (aa) The Issuers and their Significant Subsidiaries have good and marketable title to all material real property owned by them and good title to all other material properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (other than Permitted Liens, as defined in the Indenture) except such as would not, singly or in the aggregate, reasonably be expected to materially affect the value of such property and would not interfere with the use made and proposed to be made of such property by the Company, Centennial Cellular, Centennial PR or any of their Significant Subsidiaries, except for any such interference that would not reasonably be expected to have a material adverse effect on the Issuers and their subsidiaries, taken as a whole; all of the leases and subleases material to the business of the Issuers and their subsidiaries, considered as one enterprise, and under which the Company, Centennial Cellular, Centennial PR or any of their subsidiaries hold properties, are in full force and effect, and none of the Company, Centennial Cellular, Centennial PR or any of their subsidiaries, has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, Centennial Cellular, Centennial PR or any of their subsidiaries under any of these leases or subleases, or affecting or questioning the rights of the Company, Centennial Cellular, Centennial PR or any of their subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except in each case to the extent such would not reasonably be expected to have a material adverse effect on the Issuers and their subsidiaries, taken as a whole.

                  (bb) All material United States federal income tax returns of the Issuers and their subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Issuers and their subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a material adverse effect on the Issuers and their subsidiaries, taken as a whole, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Issuers and their subsidiaries, except for such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Issuers and their subsidiaries in respect of all federal, state, local and foreign tax liabilities of the Issuers and each subsidiary for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a material adverse effect on the Issuers and their subsidiaries, taken as a whole.

                  (cc) Except as disclosed in the Final Memorandum, there are no contracts, agreements or understandings between the Issuers with any person that would give rise to a claim against the Issuer or the Initial Purchasers for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (dd) There are no persons or entities with registration or other similar rights to require the Issuers to include any securities in any registration statement filed pursuant to the Registration Rights Agreement or in any offering made pursuant to any such registration statement.

                  (ee) Since the date as of which information is given in the Final Memorandum through the Closing Date (as defined herein), and except as may otherwise be disclosed in the Final Memorandum, the Issuers have not (i) issued or granted any securities other than the Securities or shares issued pursuant to existing employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction which would be required to be disclosed in the Final Memorandum or (iv) declared or paid any dividend on its capital stock.

                  Each certificate signed by any officer of an Issuer and delivered to the Initial Purchasers or their counsel shall be deemed to be a representation and warranty by such Issuer to the Initial Purchasers as to the matters covered thereby.

                  2. Agreements to Sell and Purchase. The Issuers hereby agree to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuers the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 98% of the principal amount thereof (the "PURCHASE PRICE") plus accrued interest, if any, to the Closing Date.

                  The Issuers hereby agree that, without the prior written consent of Lehman Brothers Inc. and Credit Suisse First Boston LLC (the "REPRESENTATIVES") on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt of the Company, Centennial Cellular or Centennial PR or warrants to purchase debt of the Company, Centennial Cellular or Centennial PR substantially similar to the Securities (other than the sale of the Securities under this Agreement.)

                  3. Terms of Offering. You have advised the Issuers that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

                  4. Payment and Delivery. The Issuers hereby advise you that payment for the Securities shall be made by the Initial Purchasers to Centennial Cellular on behalf of the Issuers at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on February 9, 2004, or at such other time on the same or such other date, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

                  Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor.

                  5. Conditions to the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

                  (a) The Initial Purchasers shall have received on the Closing Date a certificate from the Issuers, dated the Closing Date and signed by an executive officer of each of the Issuers, to the effect that the representations and warranties of the Issuers contained in this Agreement are true and correct as of the Closing Date and the Issuers have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

                  The officers signing and delivering such certificates may rely upon the best of their knowledge as to proceedings threatened.

                  (b) The Initial Purchasers shall have received on the Closing Date (1) an opinion of Gibson, Dunn & Crutcher L.L.P., outside counsel for the Issuers, dated the Closing Date, substantially to the effect set forth in Exhibit B and (2) an opinion from Tony L. Wolk, Senior Vice President and General Counsel for the Issuers, dated the Closing Date, substantially to the effect set forth in Exhibit C.

                  (c) The Initial Purchasers shall have received on the Closing Date an opinion of Cole, Raywid & Braverman, L.L.P., United States and Puerto Rican regulatory counsel for the Issuers, dated the Closing Date, substantially to the effect set forth in Exhibit D.

                  (d) The Initial Purchasers shall have received on the Closing Date an opinion of Claudia Garcia, in-house Dominican Republic counsel for the Issuers, dated the Closing Date, substantially to the effect set forth in Exhibit E.

                  The above opinions shall be rendered to the Initial Purchasers at the request of the Issuers and shall so state therein.

                  (e) The Initial Purchasers shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated the Closing Date, in form and substance satisfactory to you.

                  (f) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum including any amendment or supplement thereto; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                  (g) The Securities shall have been designated for trading on PORTAL and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

                  (h) The Indenture, in a form and substance reasonably satisfactory to the Initial Purchasers, shall have been duly executed and delivered by the Company, Centennial Cellular, Centennial PR and the Trustee.

                  (i) Concurrently with the Offering, the New Credit Facility shall have been entered into, Centennial Cellular and Centennial PR shall have received the proceeds from the term loans borrowings thereunder, all indebtedness outstanding under the Existing Credit Facility shall have been repaid in full, the Existing Credit Facility shall have been terminated and all amounts outstanding under the Mezzanine Debt shall have been repaid in full.

                  (j) The Initial Purchasers shall have received on the Closing Date a certificate from the Issuers, dated the Closing Date, substantially to the effect set forth in Exhibit F, and signed by an executive officer of each Issuer.

                  (k) The Registration Rights Agreement shall have been executed and delivered by all the parties thereto.

                  (l) The Initial Purchasers shall have received such other documents and certificates as are reasonably requested by you or your counsel.

                  6. Covenants of the Issuers. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Issuers covenant with each Initial Purchaser as follows:

                  (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

                  (b) Before amending or supplementing either Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement without your consent which shall not be unreasonably withheld or delayed.

                  (c) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at their own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

                  (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request provided that the Company, Centennial Cellular, Centennial PR and any of their subsidiaries shall not be required to qualify as a foreign corporation or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction in which it is not now subject.

                  (e) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all reasonable expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Issuers' counsel and the Issuers' accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities,
         (viii) the costs and expenses of the Issuers relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Issuers, travel and lodging expenses of the representatives and officers of the Issuers and any such consultants, and (ix) all other costs and expenses incident to the performance of the obligations of the Issuers hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

                  (f) None of the Company, Centennial Cellular, Centennial PR or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                  (g) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (h) While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of the Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company, Centennial Cellular or Centennial PR is then subject to Section 13 or 15(d) of the Exchange Act.

                  (i) To use their reasonable best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD.

                  (j) None of the Company, Centennial Cellular, Centennial PR, their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Issuers, their Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.

                  (k) During the period of two years after the Closing Date, the Issuers will not resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

                  (l) The Issuers will cooperate with the Initial Purchasers and use their reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

                  (m) The Issuers will apply the net proceeds received by it from the sale of Securities in the manner specified in the Final Memorandum under the caption "Use of Proceeds".

                  7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). Each Initial Purchaser, severally and not jointly, agrees with the Issuers that (i) it has not and will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it has not and will not solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons ("FOREIGN PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Transfer Restrictions".

                  (b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:

                  (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company, Centennial Cellular or Centennial PR that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

                  (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

                  (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

                  (iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

                  (v) such Initial Purchaser (A) has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (B) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect of anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company, Centennial Cellular or Centennial PR;

                  (vi) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and

                  (vii) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S."

                  Terms used in this Section 7(b) have the meanings given to them by Regulation S.

                  8. Indemnity and Contribution. (a) The Company, Centennial Cellular and Centennial PR agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to losses, claims, damages or liabilities shall not inure to the benefit of any Initial Purchaser (or any person controlling any Initial Purchaser) with respect to any losses, claims, damages or liabilities arising out of or based upon (x) any untrue statement or alleged untrue statement of any material fact in the Preliminary Memorandum or (y) the omission or alleged omission to state in the Preliminary Memorandum a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, if: (1) the Company furnished sufficient copies of the Final Memorandum on a timely basis to permit delivery of the Final Memorandum to all persons purchasing Securities from the Initial Purchasers in the initial resale of such Securities (such persons being the "Initial Resale Purchasers") at or prior to the written confirmation of the sale of the Securities to such person;
(2) the Initial Resale Purchaser asserting such losses, claims, damages or liabilities purchased Securities in the initial resale from the Initial Purchasers and a copy of the Final Memorandum was not sent or given by or on behalf of such Initial Purchaser to such Initial Resale Purchaser; and (3) the Final Memorandum would have cured the defect giving rise to such losses, claims, damages or liabilities. The term "Final Memorandum" as used for purposes of
Section 8(a) herein shall mean the Final Memorandum, as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto.

                  (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their directors, their officers and each person, if any, who controls any of the Issuers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuers to such Initial

Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Issuers in writing by such Initial Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto, where such information is actually included in either Memorandum and or any amendment or supplement thereto. Additionally, each Initial Purchaser acknowledges that the indemnity contained in (a) above shall not operate to indemnify the Initial Purchasers regarding the matters described in the prior sentence.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of legal counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Issuers, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d)      To the extent the indemnification provided for in
Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuers and the total discounts and commissions received by the Initial Purchasers in respect thereof, bear to the aggregate offering price of the Securities. The relative fault of the Issuers on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

                  (e) The Issuers and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Issuers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company, Centennial Cellular or Centennial PR, their officers or directors or any person controlling the Company, Centennial Cellular or Centennial PR and (iii) acceptance of and payment for any of the Securities.

                  (g) The only information furnished by the Initial Purchasers to the Issuers for purposes of Section 8(a) and (b) hereof, to the extent such statements relate to the Initial Purchasers, are (i) the names of the Initial Purchasers set forth on (A) the front and back cover pages of the Final Memorandum and (B) in the section of the Final Memorandum captioned "Plan of Distribution"; (ii) statements set forth in the fifth full paragraph appearing under the caption "Plan of Distribution" on page 152 of the Final Memorandum, relating to the price at which the Initial Purchasers will offer the Senior Notes; (iii) the first sentence of the sixth paragraph under the caption "Plan of Distribution" on page 152 of the Final Memorandum, relating to the Initial Purchaser's intention to sell the Senior Notes in reliance on Rule 144A and Regulation S under the Securities Act; (iv) the sixth sentence of the tenth paragraph under the caption "Plan of Distribution" on page 153 of the Final Memorandum, relating to market-making activities of the Initial Purchasers; and
(v) the first three sentences of the twelfth paragraph under the caption "Plan of Distribution" on page 153 of the Final Memorandum, relating to over-allotment, stabilizing and covering transactions and penalty bids.

                  9. Termination. This Agreement shall be subject to termination by notice given by you to the Issuers, if subsequent to the execution and delivery of this Agreement, there shall have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of Lehman Brothers Inc. and Credit Suisse First Boston LLC is material and adverse and makes it impractical or inadvisable to proceed with the completion of the offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Issuers by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuers (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company, Centennial Cellular or Centennial PR has been placed on negative outlook which, in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated in the Memorandum; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuers on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of Lehman Brothers Inc. and Credit Suisse First Boston LLC, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with completion of the offering or sale of and payment for the Securities in the manner contemplated by the Final Memorandum.

                  10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Issuers for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Issuers. In any such case either you or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

                  If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company, Centennial Cellular or Centennial PR to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, Centennial Cellular or Centennial PR shall be unable to perform its obligations under this Agreement, the Issuers will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all reasonable fees and disbursements of their counsel in connection with this Agreement or the offering contemplated hereunder, provided that the Issuers shall have no obligation to reimburse any Initial Purchaser that has breached its obligations hereunder for any such out-of-pocket expenses.

                  11. Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Initial Purchasers, c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Global Finance and c/o Credit Suisse First Boston LLC, Eleven Madison Avenue,

New York, New York 10010-3629, Attention: Transactions Advisory Group and if sent to the Company, Centennial Cellular or Centennial PR, to Centennial Communications Corp., Attention: Tony L. Wolk, facsimile number (732) 556-2245.

                  12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                            Very truly yours,

                            CENTENNIAL COMMUNICATIONS CORP.

                            By    /s/ TONY L. WOLK
                               -------------------------------------------------
                                Name:  Tony L. Wolk
                                Title: Senior Vice President, General Counsel

                            CENTENNIAL CELLULAR OPERATING CO. LLC

                            By:  CENTENNIAL COMMUNICATIONS CORP., as its
                                 sole member

                            By    /s/ TONY L. WOLK
                               -------------------------------------------------
                                Name:  Tony L. Wolk
                                Title: Senior Vice President, General Counsel

                            CENTENNIAL PUERTO RICO OPERATIONS CORP.

                            By    /s/ TONY L. WOLK
                               -------------------------------------------------
                                Name:  Tony L. Wolk
                                Title: Senior Vice President, General Counsel

Accepted as of the date hereof:

LEHMAN BROTHERS INC.
CREDIT SUISSE FIRST BOSTON LLC

Acting on behalf of themselves and
the several Initial Purchasers named in
Schedule I hereto.

By:  LEHMAN BROTHERS INC.

By:   /s/ A. SAKE
    -----------------------------------------------
    Name: A. Sake
    Title:   Managing Partner

By: CREDIT SUISSE FIRST BOSTON LLC

By:   /s/ JEFF HOWE
    -----------------------------------------------
    Name: Jeff Howe
    Title:   Managing Director